SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 12, 2000
(To Prospectus dated February 8, 2000)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    Asset-Backed Certificates, Series 2000-2
                                 ______________

The Class MV-1 certificates
represent obligations of the
trust only and do not             The Class MV-1 Certificates
represent an interest in or
obligation of CWABS, Inc.,        o  This supplement relates to the offering of
Countrywide Home Loans, Inc.,        the Class MV-1 certificates of the series
Countrywide Home Loans               referenced above. This supplement does not
Servicing LP or any of their         contain complete information about the
affiliates.                          offering of the Class MV-1 certificates.
                                     Additional information is contained in the
This supplement may be used to       prospectus supplement dated May 12, 2000,
offer and sell the offered           prepared in connection with the offering
certificates only if                 of the offered certificates of the series
accompanied by the prospectus        referenced above and in the prospectus of
supplement and the prospectus.       the depositor dated February 8, 2000. You
                                     are urged to read this supplement, the
                                     prospectus supplement and the prospectus in full.

                                  o As of September 25, 2003, the certificate principal balance of the Class MV-1 certificates was approximately
                                     $60,000,000.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class MV-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 1, 2003

                                THE MORTGAGE POOL

     As of September 1, 2003 (the "Reference Date"), Loan Group 1 included approximately 1,454 Mortgage Loans having an aggregate Stated Principal Balance of approximately $92,388,713, Loan Subgroup 2A included approximately 1,155 Mortgage Loans having an aggregate Stated Principal Balance of approximately $108,142,441, Loan Subgroup 2B included approximately 1,255 Mortgage Loans having an aggregate Stated Principal Balance of approximately $103,189,696, Loan Subgroup 3A included approximately 5 Mortgage Loans having an aggregate Stated Principal Balance of approximately $1,462,783, and Loan Subgroup 3B included approximately 88 Mortgage Loans having an aggregate Stated Principal Balance of approximately $7,807,632.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                              As of September 1, 2003
                                                  -----------------------------------------------------------------------------
                                                   Loan Group 1    Loan Subgroup       Loan        Loan Group        Loan
                                                                         2A         Subgroup 2B        3A         Subgroup 3B
                                                  -----------------------------------------------------------------------------
Total Number of Mortgage Loans..................       1,454           1,155           1,255            5             88
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
         30-59 days.............................          3.78%           4.42%           6.37%         20.00%          2.27%
         60-90 days.............................          1.44%           1.30%           1.51%          0.00%          3.41%
         91 days or more (excluding pending               7.29%          10.04%           8.92%         20.00%          6.82%
                                                          -----          ------           -----         ------          -----
         foreclosures)..........................
         Total Delinquencies....................         12.52%          15.76%          16.81%         20.00%         12.50%
                                                         ======          ======          ======         ======         ======
Foreclosures Pending............................          7.63%          12.99%          10.76%         20.00%         13.64%
                                                          -----          ------          ------         ------         ------
Total Delinquencies and foreclosures pending....
                                                         20.15%          28.74%          27.57%         40.00%         26.14%
                                                         ======          ======          ======         ======         ======

_______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Thirty-two (32) Mortgage Loans in Loan Group 1 have been converted and are, as of the Reference Date, REO loans. Fifty-two (52) Mortgage Loans in Loan Subgroup 2A have been converted and are, as of the Reference Date, REO loans. Forty-two (42) Mortgage Loans in Loan Subgroup 2B have been converted and are, as of the Reference Date, REO loans. No Mortgage Loans in Loan Subgroup 3A have been converted and are, as of the Reference Date, REO loans. Three (3) Mortgage Loans in Loan Subgroup 3B have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to Loan Subgroup 2A and Loan Subgroup 2B as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                             Delinquency and Foreclosure Experience
                                  As of December 31, 2001            As of December 31, 2002                As of June 30, 2003
                                  -----------------------            -----------------------                -------------------
  Total Portfolio.......    $9,081,242,926.99     100.00%     $10,499,524,957.75     100.00%     $14,064,482,681.80     100.00%
  Delinquency percentage
         30-59 days.....      $806,843,594.55       8.88%        $776,262,182.66       7.39%        $863,975,181.39       6.14%
         60-89 days.....      $255,443,513.99       2.81%        $272,447,833.46       2.59%        $268,783,101.98       1.91%
         90+ days.......       $103,605,79149       1.14%        $112,192,108.56       1.07%         $81,562,249.94       0.58%
             Total......    $1,165,892,900.03      12.84%      $1,160,902,124.68      11.06%      $1,214,320,533.31       8.63%
                          =====================================================================================================
  Foreclosure Rate......      $356,652,093.38       3.93%        $277,872,737.06       2.65%        $297,287,546.11       2.11%
  Bankruptcy Rate.......      $232,679,880.26       2.56%        $293,013,840.50       2.79%        $302,557,888.47       2.15%
                          =====================================================================================================

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS MV-1 CERTIFICATES

     The Class MV-1 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Interest." The Class MV-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal."

     As of September 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class MV-1 Certificates was approximately $60,000,000 evidencing a beneficial ownership interest of approximately 20.57% in the Trust Fund. As of the Certificate Date, the Group 1 Class A Certificates and the Subordinated Offered Group 1 Certificates had aggregate principal balances of approximately $59,388,713 and $27,000,000, respectively and evidenced in the aggregate beneficial ownership interests of approximately 20.36% and 9.26%, respectively in the Trust Fund. As of the Certificate Date, the Group 2 Class A Certificates and the Subordinated Offered Group 2 Certificates had aggregate principal balances of $56,332,137 and $140,000,000, respectively, and evidenced in the aggregate beneficial ownership interests of approximately 19.32% and 48.00%, respectively, in the Trust Fund. As of the Certificate Date, the Group 3 Class A Certificates and the Subordinated Offered Group 3 Certificates had aggregate principal balances of $2,329,902 and $6,595,643 respectively, and evidenced in the aggregate beneficial ownership interests of approximately 0.80% and 2.26%, respectively, in the Trust Fund. For additional information with respect to the Class MV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

     As of the Certificate Date, a Trigger Event exists and is continuing with respect to each Certificate Group. See "Description of the Certificates - Distributions - Distributions of Principal" in the Prospectus Supplement.

Reports to Certificateholders

     The September 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 1.18% per annum, the level of one-year CMT remains constant at 1.208% per annum and the level of One-Month LIBOR remains constant at 1.12% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class MV-1 Certificates is October 8, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) a Servicing Fee Rate of 0.50% for each Loan Group; (x) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination"; and (xi) as of the Certificate Date, a Trigger Event exists and is continuing with respect to each Certificate Group (see "Description of the Certificates - Distributions - Distributions of Principal" in the Prospectus Supplement).

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class MV-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

                                               Percent of Class Certificate Balance Outstanding*


Group 2 Mortgage Loans (CPR)                0%       15%      22%       30%         37%        45%        52%         60%
                                            --       ---      ---       ---         ---        ---        ---         ---
Payment Date
------------
Initial Percentage                         100       100      100       100         100        100        100         100
September 25, 2004                         100       100      100        86          62         34          9           0
September 25, 2005                         100        92       52        11           0          0          0           0
September 25, 2006                         100        52        4         0           0          0          0           0
September 25, 2007                         100        19        0         0           0          0          0           0
September 25, 2008                         100         0        0         0           0          0          0           0
September 25, 2009                         100         0        0         0           0          0          0           0
September 25, 2010                         100         0        0         0           0          0          0           0
September 25, 2011                         100         0        0         0           0          0          0           0
September 25, 2012                         100         0        0         0           0          0          0           0
September 25, 2013                         100         0        0         0           0          0          0           0
September 25, 2014                         100         0        0         0           0          0          0           0
September 25, 2015                         100         0        0         0           0          0          0           0
September 25, 2016                         100         0        0         0           0          0          0           0
September 25, 2017                         100         0        0         0           0          0          0           0
September 25, 2018                         100         0        0         0           0          0          0           0
September 25, 2019                          89         0        0         0           0          0          0           0
September 25, 2020                          75         0        0         0           0          0          0           0
September 25, 2021                          60         0        0         0           0          0          0           0
September 25, 2022                          43         0        0         0           0          0          0           0
September 25, 2023                          24         0        0         0           0          0          0           0
September 25, 2024                           4         0        0         0           0          0          0           0
September 25, 2025                           0         0        0         0           0          0          0           0
Weighted Average Life in years (1)        18.5       3.2      2.1       1.6         1.2        0.9        0.8         0.6
Weighted Average Life in years (1)(2)     18.5       3.2      2.1       1.6         1.2        0.9        0.8         0.6

_____________________
* Rounded to the nearest whole percentage.
(1) Determined as specified in the Prospectus Supplement.
(2) To the related Optional Termination Date.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class MV-1 Certificates discussed under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                              ERISA CONSIDERATIONS

     Prospective purchasers of the Class MV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class MV-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement, or is an insurance company investing plan assets held in its "Insurance Company General Account" (as such term is defined in Section v(e) of the Prohibited Transaction Class Exemption ("PTCE") in circumstances that satisfy the requirements of Sections I and III of PTCE 95-60. Each investor that does not deliver the opinion of counsel described in the Prospectus Supplement will be deemed to represent either : (i) that it is not a Plan Investor or (ii) that it is investing assets held in an Insurance Company General Account, and that its acquisition and holding of the Class MV-1 Certificate satisfy the conditions for relief under Sections I and III of PTCE 95-60.

                                     RATINGS

     The Class MV-1 Certificates are currently rated "AA" by Fitch, Inc. and "Aa2" by Moody's Investors Services, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class MV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                     EXHIBIT 1

                                                 Loan Subgroup 2A


Summary of Loans in Loan Subgroup 2A                                                               Range
(As of the Reference Date)                                                                         -----

Combined Adjustable Rate and Fixed Rate Mortgage Loan Characteristics
Total Number of Loans                                                          1,155
Aggregate Principal Balance                                             $108,142,441
Average Principal Balance                                                    $93,630       $10,978   to   $769,357
Weighted Average Mortgage Rate                                                10.08%         6.00%   to     19.38%
Weighted Average Original Term to Maturity (months)                              360           180   to        360
Weighted Average Scheduled Remaining Term to Maturity (months)                   319           137   to        321
Weighted Average Loan-to-Value Ratio                                          77.82%        11.69%   to     95.00%
Weighted Average FICO Credit Score                                               580
Percentage of Pool Secured by 1st Liens                                      100.00%

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                                  6.50%         3.63%   to      9.38%
Weighted Average Maximum Mortgage Rate                                        16.99%        12.05%   to     26.38%
Weighted Average Minimum Mortgage Rate                                        10.08%         5.48%   to     19.38%

                                                 Loan Subgroup 2A



Mortgage Loan Programs

                                                               Number of               Aggregate     Percentage of
Loan Programs                                             Mortgage Loans       Principal Balance        Loan Group
------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                                     1155            $108,142,441           100.00 %
------------------------------------------------------------------------------------------------------------------
Total                                                              1,155            $108,142,441           100.00 %
==================================================================================================================



Current Mortgage Loan Principal Balances

Range of Mortgage Loan                                         Number of               Aggregate     Percentage of
Principal Balances ($)                                    Mortgage Loans       Principal Balance        Loan Group
------------------------------------------------------------------------------------------------------------------
$0 - $25000                                                           55              $1,119,770             1.04 %
$25000.01 - $50000                                                   264              10,141,514             9.38
$50000.01 - $75000                                                   295              18,262,036            16.89
$75000.01 - $100000                                                  202              17,478,095            16.16
$100000.01 - $ 150000                                                190              22,656,749            20.95
$150000.01 - $ 200000                                                 61              10,535,869             9.74
$200000.01 - $ 250000                                                 25               5,585,082             5.16
$250000.01 - $ 300000                                                 22               6,021,140             5.57
$300000.01 - $ 350000                                                 19               6,153,271             5.69
$350000.01 - $ 400000                                                  9               3,349,879             3.10
$400000.01 - $ 450000                                                  5               2,128,117             1.97
$450000.01 - $ 500000                                                  3               1,459,765             1.35
$500000.01 - $ 550000                                                  1                 513,194             0.47
$550000.01 - $ 600000                                                  1                 567,498             0.52
$650000.01 - $ 700000                                                  1                 659,375             0.61
$700000.01 - $ 750000                                                  1                 741,731             0.69
$750000.01 - $ 800000                                                  1                 769,357             0.71
------------------------------------------------------------------------------------------------------------------
Total                                                              1,155            $108,142,441           100.00 %
==================================================================================================================

                                                 Loan Subgroup 2A


Current Mortgage Rates


Range of Current Mortgage                                     Number of               Aggregate      Percentage of
Rates (%)                                                Mortgage Loans       Principal Balance         Loan Group
------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                         2                 $58,232              0.05 %
6.001 - 6.500                                                         2                 135,827              0.13
6.501 - 7.000                                                         2                 273,397              0.25
7.001 - 7.500                                                        13               1,015,629              0.94
7.501 - 8.000                                                        23               3,991,956              3.69
8.001 - 8.500                                                        52               6,096,886              5.64
8.501 - 9.000                                                       118              13,481,969             12.47
9.001 - 9.500                                                       121              11,692,653             10.81
9.501 - 10.000                                                      206              22,328,288             20.65
10.001 - 10.500                                                     169              15,389,091             14.23
10.501 - 11.000                                                     158              15,155,646             14.01
11.001 - 11.500                                                      84               5,819,536              5.38
11.501 - 12.000                                                      57               4,016,450              3.71
12.001 - 12.500                                                      35               2,320,201              2.15
12.501 - 13.000                                                      34               1,698,853              1.57
13.001 - 13.500                                                      25               2,010,250              1.86
13.501 - 14.000                                                      21               1,232,996              1.14
14.001 - 14.500                                                      16                 875,382              0.81
14.501 - 15.000                                                       9                 290,770              0.27
15.001 - 15.500                                                       3                 104,646              0.10
15.501 - 16.000                                                       1                  10,978              0.01
16.001 - 16.500                                                       2                  72,401              0.07
16.501 - 17.000                                                       1                  56,265              0.05
19.000 or greater                                                     1                  14,138              0.01
------------------------------------------------------------------------------------------------------------------
Total                                                             1,155            $108,142,441            100.00 %
==================================================================================================================


Remaining Term to Maturity


Range of Remaining Term                                       Number of               Aggregate      Percentage of
to Maturity (Months)                                     Mortgage Loans       Principal Balance         Loan Group
------------------------------------------------------------------------------------------------------------------
121 - 180                                                             4                 167,753              0.16 %
301 - 360                                                         1,151             107,974,688             99.84
------------------------------------------------------------------------------------------------------------------
Total                                                             1,155            $108,142,441            100.00 %
==================================================================================================================

                                                 Loan Subgroup 2A


Original Loan-to-Value Ratios


Range of Original                                            Number of               Aggregate       Percentage of
Loan-to-Value Ratios                                    Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                       43              $2,138,215               1.98 %
50.01-55.00                                                         16                 782,367               0.72
55.01-60.00                                                         33               2,888,592               2.67
60.01-65.00                                                         78               5,837,319               5.40
65.01-70.00                                                        150              12,319,900              11.39
70.01-75.00                                                        211              18,376,868              16.99
75.01-80.00                                                        292              29,299,514              27.09
80.01-85.00                                                        161              18,350,107              16.97
85.01-90.00                                                        153              15,993,716              14.79
90.01-95.00                                                         18               2,155,843               1.99
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441             100.00 %
==================================================================================================================

                                                 Loan Subgroup 2A


State Distribution of Mortgaged Properties


                                                             Number of               Aggregate       Percentage of
State                                                   Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
Alaska                                                               1                $128,849                0.12 %
Arizona                                                             21               2,437,513                2.25
Arkansas                                                            16               1,747,348                1.62
California                                                          82              14,624,551               13.52
Colorado                                                            23               2,814,972                2.60
Connecticut                                                         11               1,990,955                1.84
District of Columbia                                                 3                 197,482                0.18
Florida                                                             68               5,785,451                5.35
Georgia                                                             21               2,343,468                2.17
Hawaii                                                               2                 155,752                0.14
Idaho                                                               10                 854,492                0.79
Illinois                                                            46               3,781,267                3.50
Indiana                                                             48               2,857,572                2.64
Iowa                                                                 9                 346,258                0.32
Kansas                                                              11                 793,390                0.73
Kentucky                                                            21               1,827,766                1.69
Louisiana                                                           16               1,443,826                1.34
Maryland                                                            10                 744,128                0.69
Massachussetts                                                       9               2,320,858                2.15
Michigan                                                           168              11,404,643               10.55
Minnesota                                                           15               1,824,357                1.69
Mississippi                                                         10                 666,715                0.62
Missouri                                                            30               2,219,082                2.05
Montana                                                              3                 230,577                0.21
Nebraska                                                             2                  86,979                0.08
Nevada                                                               7                 773,543                0.72
New Hampshire                                                        2                 177,946                0.16
New Jersey                                                          10               1,461,792                1.35
New Mexico                                                          14               1,388,833                1.28
New York                                                            24               2,495,854                2.31
North Carolina                                                      61               4,294,213                3.97
Ohio                                                                66               4,757,235                4.40
Oklahoma                                                            26               1,501,731                1.39
Oregon                                                              17               1,425,042                1.32
Pennsylvania                                                        33               2,554,664                2.36
South Carolina                                                      14               1,136,380                1.05
Tennessee                                                           45               4,728,074                4.37
Texas                                                               82               7,451,180                6.89
Utah                                                                16               2,335,681                2.16
Virginia                                                            15               1,062,491                0.98
Washington                                                          30               4,135,916                3.82
West Virginia                                                        8                 581,644                0.54
Wisconsin                                                           28               2,194,946                2.03
Wyoming                                                              1                  57,025                0.05
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441              100.00 %
==================================================================================================================

                                                 Loan Subgroup 2A


FICO Credit Scores

                                                             Number of               Aggregate       Percentage of
Range of FICO Credit Scores                             Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
781 - 800                                                            1                $166,045                0.15 %
761 - 780                                                            1                  34,421                0.03
741 - 760                                                            1                  50,036                0.05
721 - 740                                                            3                 172,741                0.16
701 - 720                                                            7                 435,268                0.40
681 - 700                                                           12               1,648,556                1.52
661 - 680                                                           40               4,726,764                4.37
641 - 660                                                           63               4,834,130                4.47
621 - 640                                                          105              10,333,802                9.56
601 - 620                                                          148              13,809,086               12.77
581 - 600                                                          155              15,975,357               14.77
561 - 580                                                          151              15,352,252               14.20
541 - 560                                                          152              15,560,272               14.39
521 - 540                                                          149              12,695,287               11.74
501 - 520                                                           98               7,778,878                7.19
500 or Less                                                         53               3,736,028                3.45
Missing                                                             16                 833,517                0.77
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441              100.00 %
==================================================================================================================

Types of Mortgaged Properties


                                                             Number of               Aggregate       Percentage of
Property Types                                          Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
Single Family Residence                                          1,003             $94,046,544                86.97 %
Planned Unit Development                                            46               6,624,280                6.13
Manufactured Housing (1)                                            43               2,716,445                2.51
Low-Rise Condominium                                                28               2,070,545                1.91
2-4 Family Residence                                                34               2,641,697                2.43
High-Rise Condominium                                                1                  42,930                0.04
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441              100.00 %
==================================================================================================================

(1) Treated as real property

                                                 Loan Subgroup 2A

Purpose of Mortgage Loans


                                                             Number of               Aggregate       Percentage of
Loan Purpose                                            Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                               704             $63,524,068               58.74 %
Purchase                                                           333              33,994,285               31.43
Refinance (Rate-Term)                                              118              10,624,088                9.82
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441              100.00 %
==================================================================================================================



Occupancy Types of the Mortgage Loans

                                                             Number of               Aggregate       Percentage of
Occupancy Type                                          Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
Primary Residence                                                1,068            $102,935,938               95.19 %
Investment Property                                                 80               3,907,088                3.61
Secondary Residence                                                  7               1,299,414                1.20
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441               100.00 %
==================================================================================================================

Documentation Programs for the Mortgage Loans

                                                             Number of               Aggregate       Percentage of
Document Type                                           Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
Full                                                               877             $81,448,201               75.32 %
Stated Income                                                      241              21,881,631               20.23
Simple                                                              37               4,812,609                4.45
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441              100.00 %
==================================================================================================================

                                                 Loan Subgroup 2A


                     Adjustable Rate Mortgage Loans


Gross Margin

Range of Gross                                               Number of               Aggregate       Percentage of
Margins (%)                                             Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
3.001 - 4.000                                                        3                 271,239                0.25 %
4.001 - 5.000                                                       31               2,924,966                2.70
5.001 - 6.000                                                      270              26,221,520               24.25
6.001 - 7.000                                                      600              57,148,905               52.85
7.001 - 8.000                                                      235              19,958,260               18.46
8.001 - 9.000                                                       14               1,516,066                1.40
9.001 - 10.000                                                       2                 101,485                0.09
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441              100.00 %
==================================================================================================================



Subsequent Adjustment Date

Subsequent Adjustment                                        Number of               Aggregate       Percentage of
Date                                                    Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
October-03                                                         353              33,475,325               30.95 %
November-03                                                        333              33,123,841               30.63
December-03                                                        276              24,531,593               22.68
January-04                                                          39               2,790,313                2.58
February-04                                                         31               2,604,658                2.41
March-04                                                           123              11,616,711               10.74
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441              100.00 %
==================================================================================================================


                         Adjustable Rate Mortgage Loans


Range of Months to Adjustment Date

Range of Months                                              Number of               Aggregate       Percentage of
to Adjustment Date                                      Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
0 - 6                                                            1,155            $108,142,441             100.00 %
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441             100.00 %
==================================================================================================================

                                                 Loan Subgroup 2A


Maximum Mortgage Rates

Range of Maximum                                             Number of               Aggregate       Percentage of
Mortgage Rates (%)                                      Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
12.001 - 12.500                                                      2                 364,328                0.34 %
12.501 - 13.000                                                      1                  63,712                0.06
13.001 - 13.500                                                      1                  31,709                0.03
13.501 - 14.000                                                      2                 163,170                0.15
14.001 - 14.500                                                      9               1,087,574                1.01
14.501 - 15.000                                                     29               4,329,663                4.00
15.001 - 15.500                                                     53               5,979,888                5.53
15.501 - 16.000                                                    135              15,191,924               14.05
16.001 - 16.500                                                    139              13,759,604               12.72
16.501 - 17.000                                                    205              22,376,710               20.69
17.000 - 17.500                                                    159              13,898,365               12.85
17.501 - 18.000                                                    136              13,098,085               12.11
18.001 - 18.500                                                     83               5,676,498                5.25
18.501 - 19.000                                                     53               3,511,486                3.25
19.001 - 19.500                                                     37               2,353,939                2.18
19.501 - 20.000                                                     33               1,641,030                1.52
20.001 or greater                                                   78               4,614,758                4.27
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441              100.00 %
==================================================================================================================






                         Adjustable Rate Mortgage Loans

Initial Periodic Rate Cap

Initial Periodic Rate                                        Number of               Aggregate       Percentage of
Cap (%)                                                 Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
1.00                                                                20              $2,038,119                1.88 %
1.50                                                               877              80,750,857               74.67
2.00                                                                 4                 849,343                0.79
3.00                                                               254              24,504,121               22.66
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441              100.00 %
==================================================================================================================

                                                 Loan Subgroup 2A



Subsequent Periodic Rate Cap

Subsequent Periodic                                          Number of               Aggregate       Percentage of
Rate Cap (%)                                            Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------------------------------
1.00                                                               256             $23,723,010               21.94 %
1.50                                                               898              83,951,373               77.63
2.00                                                                 1                 468,058                0.43
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441              100.00 %
==================================================================================================================



Minimum Mortgage Rates

Range of Minimum Mortgage                                    Number of               Aggregate        Percentage of
Rates (%)                                               Mortgage Loans       Principal Balance           Loan Group
------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                                        3                 345,848                 0.32 %
6.001 - 7.000                                                       16               1,500,773                 1.39
7.001 - 8.000                                                       27               3,901,660                 3.61
8.001 - 9.000                                                      158              18,276,509                16.90
9.001 - 10.000                                                     326              34,406,623                31.82
10.001 - 11.000                                                    331              30,475,683                28.18
11.001 - 12.000                                                    143              10,359,691                 9.58
12.001 - 13.000                                                     72               4,207,827                 3.89
13.001 - 14.000                                                     46               3,243,246                 3.00
14.001 - 15.000                                                     25               1,166,152                 1.08
15.001 - 16.000                                                      4                 115,624                 0.11
16.001 - 17.000                                                      3                 128,666                 0.12
19.001 - 20.000                                                      1                  14,138                 0.01
------------------------------------------------------------------------------------------------------------------
Total                                                            1,155            $108,142,441               100.00 %
==================================================================================================================

                                                 Loan Subgroup 2B


Summary of Loans in Loan Subgroup 2B                                                                Range
(As of the Reference Date)                                                                          -----

Combined Adjustable Rate and Fixed Rate Mortgage Loan Characteristics
Total Number of Loans                                                          1,255
Aggregate Principal Balance                                             $103,189,696
Average Principal Balance                                                    $82,223       $6,463    to   $259,568
Weighted Average Mortgage Rate                                                10.05%        6.00%    to     14.75%
Weighted Average Original Term to Maturity (months)                              359          180    to        360
Weighted Average Scheduled Remaining Term to Maturity (months)                   319          134    to        321
Weighted Average Loan-to-Value Ratio                                          78.81%       20.00%    to     95.00%
Weighted Average FICO Credit Score                                               580
Percentage of Pool Secured by 1st Liens                                      100.00%

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                                  6.52%        2.75%    to     10.00%
Weighted Average Maximum Mortgage Rate                                        16.91%       11.93%    to     21.63%
Weighted Average Minimum Mortgage Rate                                        10.01%        5.63%    to     14.75%

                                                 Loan Subgroup 2B




Mortgage Loan Programs

                                                             Number of             Aggregate         Percentage of
Loan Programs                                           Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                                   1255          $103,189,696                100.00 %
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================



Current Mortgage Loan Principal Balances

Range of Mortgage Loan                                       Number of             Aggregate         Percentage of
Principal Balances ($)                                  Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
$0 - $25000                                                         42              $856,012                  0.83 %
$25000.01 - $50000                                                 275            10,726,961                 10.40
$50000.01 - $75000                                                 355            22,031,981                 21.35
$75000.01 - $100000                                                243            21,182,474                 20.53
$100000.01 - $ 150000                                              231            28,193,814                 27.32
$150000.01 - $ 200000                                               79            13,500,486                 13.08
$200000.01 - $ 250000                                               29             6,438,400                  6.24
$250000.01 - $ 300000                                                1               259,568                  0.25
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================



Current Mortgage Rates


Range of Current Mortgage                                    Number of             Aggregate         Percentage of
Rates (%)                                               Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                        2              $142,826                  0.14 %
6.001 - 6.500                                                        1               216,583                  0.21
6.501 - 7.000                                                        4               537,726                  0.52
7.001 - 7.500                                                       20             2,552,998                  2.47
7.501 - 8.000                                                       23             2,145,184                  2.08
8.001 - 8.500                                                       45             4,824,388                  4.68
8.501 - 9.000                                                       96             8,917,496                  8.64
9.001 - 9.500                                                      134            13,665,454                 13.24
9.501 - 10.000                                                     237            20,488,829                 19.86
10.001 - 10.500                                                    199            15,719,159                 15.23
10.501 - 11.000                                                    233            17,057,348                 16.53
11.001 - 11.500                                                    101             6,597,118                  6.39
11.501 - 12.000                                                     78             5,346,898                  5.18
12.001 - 12.500                                                     44             2,831,728                  2.74
12.501 - 13.000                                                     24             1,393,964                  1.35
13.001 - 13.500                                                      7               523,953                  0.51
13.501 - 14.000                                                      3                92,870                  0.09
14.001 - 14.500                                                      2                57,335                  0.06
14.501 - 15.000                                                      2                77,839                  0.08
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================

                                                 Loan Subgroup 2B




Remaining Term to Maturity


Range of Remaining Term                                      Number of             Aggregate         Percentage of
to Maturity (Months)                                    Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
121 - 180                                                            5               212,065                  0.21 %
181 - 300                                                            1               147,877                  0.14
301 - 360                                                        1,249           102,829,753                 99.65
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================





Original Loan-to-Value Ratios


Range of Original                                            Number of             Aggregate         Percentage of
Loan-to-Value Ratios                                    Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                       28            $1,553,436                  1.51 %
50.01-55.00                                                         18             1,442,827                  1.40
55.01-60.00                                                         42             2,509,431                  2.43
60.01-65.00                                                         60             3,881,576                  3.76
65.01-70.00                                                        144             9,727,375                  9.43
70.01-75.00                                                        216            17,313,831                 16.78
75.01-80.00                                                        319            27,053,296                 26.22
80.01-85.00                                                        212            19,562,983                 18.96
85.01-90.00                                                        189            17,929,662                 17.38
90.01-95.00                                                         27             2,215,278                  2.15
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================


                                                 Loan Subgroup 2B


State Distribution of Mortgaged Properties


                                                             Number of             Aggregate         Percentage of
State                                                   Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
Alabama                                                              2              $105,623                  0.10 %
Alaska                                                               1               102,558                  0.10
Arizona                                                             32             3,363,045                  3.26
Arkansas                                                             9               447,223                  0.43
California                                                          84            10,598,191                 10.27
Colorado                                                             4               358,352                  0.35
Connecticut                                                          9               780,574                  0.76
Delaware                                                             1                73,778                  0.07
District of Columbia                                                 2               208,718                  0.20
Florida                                                            104             8,567,464                  8.30
Georgia                                                             28             2,939,777                  2.85
Hawaii                                                               4               475,820                  0.46
Idaho                                                                9               771,301                  0.75
Illinois                                                            45             3,627,282                  3.52
Indiana                                                             58             3,968,331                  3.85
Iowa                                                                 7               474,651                  0.46
Kansas                                                              13               716,008                  0.69
Kentucky                                                            30             2,662,098                  2.58
Louisiana                                                           30             2,062,128                  2.00
Maine                                                                4               418,301                  0.41
Maryland                                                             6               541,969                  0.53
Massachusetts                                                        8               879,105                  0.85
Michigan                                                            39             2,554,128                  2.48
Minnesota                                                            3               345,508                  0.33
Mississippi                                                         11               784,272                  0.76
Missouri                                                            45             3,232,679                  3.13
Montana                                                              5               347,752                  0.34
Nebraska                                                             1               133,669                  0.13
Nevada                                                              13             1,258,737                  1.22
New Hampshire                                                        1                36,059                  0.03
New Jersey                                                          20             1,883,649                  1.83
New Mexico                                                          17             1,567,026                  1.52
New York                                                            23             1,984,700                  1.92
North Carolina                                                      71             5,324,615                  5.16
Ohio                                                               104             8,251,008                  8.00
Oklahoma                                                            22             1,129,152                  1.09
Oregon                                                              19             1,918,434                  1.86
Pennsylvania                                                        40             2,567,679                  2.49
Rhode Island                                                         2               126,488                  0.12
South Carolina                                                      27             1,982,759                  1.92
Tennessee                                                           63             4,773,108                  4.63
Texas                                                              123             8,744,336                  8.47
Utah                                                                16             1,559,662                  1.51
Vermont                                                              2               178,292                  0.17
Virginia                                                            16             1,375,099                  1.33
Washingtion                                                         36             3,817,074                  3.70
West Virginia                                                        7               382,494                  0.37
Wisconsin                                                           38             2,726,192                  2.64
Wyoming                                                              1                62,827                  0.06
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================

                                                 Loan Subgroup 2B


FICO Credit Scores

                                                             Number of             Aggregate         Percentage of
Range of FICO Credit Scores                             Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
761 - 780                                                            2               140,435                  0.14 %
721 - 740                                                            4               184,248                  0.18
701 - 720                                                            9               776,636                  0.75
681 - 700                                                           21             1,873,794                  1.82
661 - 680                                                           41             3,749,327                  3.63
641 - 660                                                           76             6,113,568                  5.92
621 - 640                                                           90             6,883,108                  6.67
601 - 620                                                          167            14,329,079                 13.89
581 - 600                                                          152            13,117,834                 12.71
561 - 580                                                          207            17,543,765                 17.00
541 - 560                                                          159            13,567,538                 13.15
521 - 540                                                          156            11,892,550                 11.52
501 - 520                                                          105             7,914,709                  7.67
500 or Less                                                         42             3,735,683                  3.62
Missing                                                             24             1,367,421                  1.33
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================

Types of Mortgaged Properties


                                                             Number of             Aggregate         Percentage of
Property Types                                          Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
Single Family Residence                                          1,036           $85,282,723                 82.65 %
Planned Unit Development                                            72             7,900,247                  7.66
Manufactured Housing (1)                                            54             3,471,366                  3.36
Low-Rise Condominium                                                49             3,253,680                  3.15
2-4 Family Residence                                                42             3,066,867                  2.77
High-Rise Condominium                                                2               214,813                  0.21
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================

(1) Treated as real property

                                                 Loan Subgroup 2B


Purpose of Mortgage Loans


                                                             Number of             Aggregate         Percentage of
Loan Purpose                                            Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                               643           $51,558,221                 49.96 %
Purchase                                                           461            38,135,734                 36.96
Refinance (Rate-Term)                                              151            13,495,742                 13.08
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================



Occupancy Types of the Mortgage Loans

                                                             Number of             Aggregate         Percentage of
Occupancy Type                                          Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
Primary Residence                                                1,155           $97,730,916                 94.71 %
Investment Property                                                 91             4,682,231                  4.54
Secondary Residence                                                  9               776,549                  0.75
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================

Documentation Programs for the Mortgage Loans

                                                             Number of             Aggregate         Percentage of
Document Type                                           Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
Full                                                               973           $80,973,343                 78.47 %
Stated Income                                                      246            19,088,361                 18.50
Simple                                                              36             3,127,992                  3.03
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================







                     Adjustable Rate Mortgage Loans


Gross Margin

Range of Gross                                               Number of             Aggregate         Percentage of
Margins (%)                                             Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                                        2              $112,007                  0.11 %
3.001 - 4.000                                                        3               315,352                  0.31
4.001 - 5.000                                                       33             2,693,554                  2.61
5.001 - 6.000                                                      303            26,000,320                 25.20
6.001 - 7.000                                                      621            49,609,577                 48.08
7.001 - 8.000                                                      256            21,594,836                 20.93
8.001 - 9.000                                                       29             2,288,242                  2.22
9.001 - 10.000                                                       8               575,808                  0.56
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================

                                                 Loan Subgroup 2B


Subsequent Adjustment Date

Subsequent Adjustment                                        Number of             Aggregate         Percentage of
Date                                                    Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
October-03                                                         338            27,624,470                 26.77 %
November-03                                                        414            34,865,510                 33.79
December-03                                                        264            20,920,389                 20.27
January-04                                                          56             4,503,322                  4.36
February-04                                                         61             5,151,392                  4.99
March-04                                                           122            10,124,613                  9.81
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================


                       Adjustable Rate Mortgage Loans


Range of Months to Adjustment Date

Range of Months                                              Number of             Aggregate         Percentage of
to Adjustment Date                                      Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
0 - 6                                                            1,255          $103,189,696                100.00 %
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================



Maximum Mortgage Rates

Range of Maximum                                             Number of             Aggregate         Percentage of
Mortgage Rates (%)                                      Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
11.501 - 12.000                                                      1               127,233                  0.12 %
12.501 - 13.000                                                      3               462,225                  0.45
13.001 - 13.500                                                      2               308,959                  0.30
13.501 - 14.000                                                      5               606,815                  0.59
14.001 - 14.500                                                     15             1,856,284                  1.80
14.501 - 15.000                                                     22             2,061,815                  2.00
15.001 - 15.500                                                     47             4,982,470                  4.83
15.501 - 16.000                                                    127            12,208,117                 11.83
16.001 - 16.500                                                    176            17,445,660                 16.91
16.501 - 17.000                                                    246            19,931,971                 19.32
17.000 - 17.500                                                    194            15,194,308                 14.72
17.501 - 18.000                                                    187            13,327,312                 12.92
18.001 - 18.500                                                     82             5,150,390                  4.99
18.501 - 19.000                                                     72             4,937,768                  4.79
19.001 - 19.500                                                     40             2,601,500                  2.52
19.501 - 20.000                                                     21             1,211,725                  1.17
20.001 or greater                                                   15               775,146                  0.75
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================

                                                 Loan Subgroup 2B



                         Adjustable Rate Mortgans

Initial Periodic Rate Cap

Initial Periodic Rate                                        Number of             Aggregate         Percentage of
Cap (%)                                                 Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
1.00                                                                24            $2,476,155                  2.40 %
1.50                                                               902            72,842,174                 70.59
2.00                                                                 3               243,249                  0.24
3.00                                                               326            27,628,118                 26.77
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================



Subsequent Periodic Rate Cap

Subsequent Periodic                                          Number of             Aggregate         Percentage of
Rate Cap (%)                                            Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
1.00                                                               361           $30,590,319                 29.64 %
1.50                                                               892            72,300,755                 70.07
2.00                                                                 2               298,622                  0.29
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================



Minimum Mortgage Rates

Range of Minimum Mortgage                                    Number of             Aggregate         Percentage of
Rates (%)                                               Mortgage Loans     Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                                       10               936,907                  0.91 %
6.001 - 7.000                                                       17             1,981,294                  1.92
7.001 - 8.000                                                       35             3,359,719                  3.26
8.001 - 9.000                                                      133            13,181,243                 12.77
9.001 - 10.000                                                     369            34,186,582                 33.13
10.001 - 11.000                                                    426            32,348,947                 31.35
11.001 - 12.000                                                    182            12,178,833                 11.80
12.001 - 13.000                                                     69             4,264,173                  4.13
13.001 - 14.000                                                     10               616,823                  0.60
14.001 - 15.000                                                      4               135,174                  0.13
------------------------------------------------------------------------------------------------------------------
Total                                                            1,255          $103,189,696                100.00 %
==================================================================================================================

                                                    EXHIBIT 2

        THE                                                                                          Distribution Date:  9/25/03
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312

                                   Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------
                                                    Certificate                      Pass
                                       Class           Rate         Beginning       Through       Principal        Interest
       Class            Cusip       Description        Type          Balance       Rate (%)      Distribution    Distribution
-----------------------------------------------------------------------------------------------------------------------------------
        AF-1          126671HN9        Senior       Fix-30/360              0.00       8.180000            0.00             0.00
        AF-2          126671HP4        Senior       Fix-30/360              0.00       8.210000            0.00             0.00
        AF-3          126671HQ2        Senior       Fix-30/360     13,353,452.85       8.460000    3,166,625.18        94,141.84
        AF-4          126671HR0        Senior       Fix-30/360     22,550,000.00       8.730000            0.00       164,051.25
        AF-5          126671HS8        Senior       Fix-30/360     27,418,221.18       8.120000      766,335.63       185,529.96
        AV-1          126671HW9        Senior       Var-Act/360    29,815,132.17       1.340000    5,592,195.15        34,403.35
        AV-2          126671JH0        Senior       Var-Act/360    37,429,209.41       1.320000    5,320,009.32        42,544.53
       AV3-1          126671JA5        Senior       Var-Act/360        41,673.48       1.810000        1,194.51            64.95
       AV3-2          126671JG2        Senior       Var-Act/360     2,871,230.80       1.610000      581,807.57         3,980.64
-----------------------------------------------------------------------------------------------------------------------------------
        MF-1          126671HT6      Mezzanine      Fix-30/360      9,000,000.00       8.550000            0.00        64,125.00
        MF-2          126671HU3      Mezzanine      Fix-30/360      9,000,000.00       9.000000            0.00        67,500.00
         BF           126671HV1        Junior       Fix-30/360      9,000,000.00       9.930000            0.00        74,475.00
        MV-1          126671HX7      Mezzanine      Var-Act/360    60,000,000.00       1.650000            0.00        85,250.00
        MV-2          126671HY5      Mezzanine      Var-Act/360    45,000,000.00       2.010000            0.00        77,887.50
         BV           126671HZ2        Junior       Var-Act/360    35,000,000.00       3.160000            0.00        95,238.89
       MV3-1          126671JB3      Mezzanine      Var-Act/360     3,372,000.00       1.995000            0.00         5,792.82
       MV3-2          126671JC1      Mezzanine      Var-Act/360     2,529,000.00       2.655000            0.00         5,781.93
        BV-3          126671JD9        Junior       Var-Act/360       694,643.34       4.260000            0.00         2,548.18
       BF-IO              NA           Junior       Fix-30/360              0.00       0.000000            0.00         6,076.04
       BV-IO              NA           Junior       Fix-30/360              0.00       0.000000            0.00       645,080.23
       BV3-IO             NA           Junior       Fix-30/360              0.00       0.000000            0.00        35,915.35
-----------------------------------------------------------------------------------------------------------------------------------
       Totals                                                     307,074,563.23                  15,428,167.36     1,690,387.46
-----------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                        Current                      Cumulative
                         Total         Realized        Ending         Realized
       Class          Distribution      Losses         Balance         Losses
--------------------------------------------------------------------------------
        AF-1                    0.00      0.00                0.00       0.00
        AF-2                    0.00      0.00                0.00       0.00
        AF-3            3,260,767.02      0.00       10,186,827.67       0.00
        AF-4              164,051.25      0.00       22,550,000.00       0.00
        AF-5              951,865.60      0.00       26,651,885.55       0.00
        AV-1            5,626,598.50      0.00       24,222,937.02       0.00
        AV-2            5,362,553.85      0.00       32,109,200.09       0.00
       AV3-1                1,259.46      0.00           40,478.97       0.00
       AV3-2              585,788.21      0.00        2,289,423.23       0.00
-------------------------------------------------------------------------------
        MF-1               64,125.00      0.00        9,000,000.00       0.00
        MF-2               67,500.00      0.00        9,000,000.00       0.00
         BF                74,475.00      0.00        9,000,000.00       0.00
        MV-1               85,250.00      0.00       60,000,000.00       0.00
        MV-2               77,887.50      0.00       45,000,000.00       0.00
         BV                95,238.89      0.00       35,000,000.00       0.00
       MV3-1                5,792.82      0.00        3,372,000.00       0.00
       MV3-2                5,781.93      0.00        2,529,000.00       0.00
        BV-3                2,548.18      0.00          694,643.34       0.00
       BF-IO                6,076.04      0.00                0.00       0.00
       BV-IO              645,080.23      0.00                0.00       0.00
       BV3-IO              35,915.35      0.00                0.00       0.00
-------------------------------------------------------------------------------
       Totals          17,118,554.83      0.00      291,646,395.87       0.00
-------------------------------------------------------------------------------


For Class BF-IO the interest distribution of $6,076.04 includes the following amounts: $0.21 investment earnings for the fixed carryover reserve fund and $6,075.83 monthly interest distribution.
For Class BVI the interest distribution of $645,080.23 includes the following amounts: $0.21 investment earnings for the adjustable carryover reserve fund and $645,080.02 monthly interest distribution.
For Class B3I the interest distribution of $35,915.35 includes the following amounts: $0.21 investment earnings for the adjustable carryover reserve fund and $35,915.14 monthly interest distribution.

        THE                                                                                          Distribution Date:  9/25/03
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312

                                              Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                      Original         Beginning       Scheduled                        Unscheduled          Net
                                     Certificate      Certificate      Principal        Accretion        Principal        Principal
     Class             Cusip           Balance          Balance       Distribution      Principal       Adjustments     Distribution
------------------------------------------------------------------------------------------------------------------------------------
     AF-1            126671HN9     139,679,000.00            0.00            0.00             0.00             0.00             0.00
     AF-2            126671HP4      38,323,000.00            0.00            0.00             0.00             0.00             0.00
     AF-3            126671HQ2      42,448,000.00   13,353,452.85    3,166,625.18             0.00             0.00     3,166,625.18
     AF-4            126671HR0      22,550,000.00   22,550,000.00            0.00             0.00             0.00             0.00
     AF-5            126671HS8      30,000,000.00   27,418,221.18      766,335.63             0.00             0.00       766,335.63
     AV-1            126671HW9     460,000,000.00   29,815,132.17    5,592,195.15             0.00             0.00     5,592,195.15
     AV-2            126671JH0     400,000,000.00   37,429,209.41    5,320,009.32             0.00             0.00     5,320,009.32
     AV3-1           126671JA5       9,373,000.00       41,673.48        1,194.51             0.00             0.00         1,194.51
     AV3-2           126671JG2      38,967,000.00    2,871,230.80      581,807.57             0.00             0.00       581,807.57
------------------------------------------------------------------------------------------------------------------------------------
     MF-1            126671HT6       9,000,000.00    9,000,000.00            0.00             0.00             0.00             0.00
     MF-2            126671HU3       9,000,000.00    9,000,000.00            0.00             0.00             0.00             0.00
      BF             126671HV1       9,000,000.00    9,000,000.00            0.00             0.00             0.00             0.00
     MV-1            126671HX7      60,000,000.00   60,000,000.00            0.00             0.00             0.00             0.00
     MV-2            126671HY5      45,000,000.00   45,000,000.00            0.00             0.00             0.00             0.00
      BV             126671HZ2      35,000,000.00   35,000,000.00            0.00             0.00             0.00             0.00
     MV3-1           126671JB3       3,372,000.00    3,372,000.00            0.00             0.00             0.00             0.00
     MV3-2           126671JC1       2,529,000.00    2,529,000.00            0.00             0.00             0.00             0.00
     BV-3            126671JD9       1,968,520.00      694,643.34            0.00             0.00             0.00             0.00
     BF-IO                  NA               0.00            0.00            0.00             0.00             0.00             0.00
     BV-IO                  NA               0.00            0.00            0.00             0.00             0.00             0.00
    BV3-IO                  NA               0.00            0.00            0.00             0.00             0.00             0.00
------------------------------------------------------------------------------------------------------------------------------------
    Totals                       1,356,209,520.00  307,074,563.23   15,428,167.36             0.00             0.00    15,428,167.36
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
                   Current          Ending             Ending
                   Realized       Certificate        Certificate
     Class          Losses          Balance            Factor
-----------------------------------------------------------------------
     AF-1            0.00             0.00        0.00000000000
     AF-2            0.00             0.00        0.00000000000
     AF-3            0.00    10,186,827.67        0.23998368994
     AF-4            0.00    22,550,000.00        1.00000000000
     AF-5            0.00    26,651,885.55        0.88839618498
     AV-1            0.00    24,222,937.02        0.05265855873
     AV-2            0.00    32,109,200.09        0.08027300024
     AV3-1           0.00        40,478.97        0.00431867812
     AV3-2           0.00     2,289,423.23        0.05875287371
-----------------------------------------------------------------------
     MF-1            0.00     9,000,000.00        1.00000000000
     MF-2            0.00     9,000,000.00        1.00000000000
      BF             0.00     9,000,000.00        1.00000000000
     MV-1            0.00    60,000,000.00        1.00000000000
     MV-2            0.00    45,000,000.00        1.00000000000
      BV             0.00    35,000,000.00        1.00000000000
     MV3-1           0.00     3,372,000.00        1.00000000000
     MV3-2           0.00     2,529,000.00        1.00000000000
     BV-3            0.00       694,643.34        0.35287593588
     BF-IO           0.00             0.00        0.00000000000
     BV-IO           0.00             0.00        0.00000000000
    BV3-IO           0.00             0.00        0.00000000000
-----------------------------------------------------------------------
    Totals           0.00   291,646,395.87
-----------------------------------------------------------------------


        THE                                                                                          Distribution Date:  9/25/03
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312

                                               Interest Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                     Beginning            Pass            Accrued          Cumulative                              Total
                    Certificate         Through           Optimal            Unpaid            Deferred          Interest
     Class            Balance           Rate (%)          Interest          Interest           Interest             Due
-----------------------------------------------------------------------------------------------------------------------------------
      AF-1                   0.00          8.180000              0.00           0.00               0.00             0.00
      AF-2                   0.00          8.210000              0.00           0.00               0.00             0.00
      AF-3          13,353,452.85          8.460000         94,141.84           0.00               0.00        94,141.84
      AF-4          22,550,000.00          8.730000        164,051.25           0.00               0.00       164,051.25
      AF-5          27,418,221.18          8.120000        185,529.96           0.00               0.00       185,529.96
      AV-1          29,815,132.17          1.340000         34,403.35           0.00               0.00        34,403.35
      AV-2          37,429,209.41          1.320000         42,544.53           0.00               0.00        42,544.53
     AV3-1              41,673.48          1.810000             64.95           0.00               0.00            64.95
     AV3-2           2,871,230.80          1.610000          3,980.64           0.00               0.00         3,980.64
-----------------------------------------------------------------------------------------------------------------------------------
      MF-1           9,000,000.00          8.550000         64,125.00           0.00               0.00        64,125.00
      MF-2           9,000,000.00          9.000000         67,500.00           0.00               0.00        67,500.00
       BF            9,000,000.00          9.930000         74,475.00           0.00               0.00        74,475.00
      MV-1          60,000,000.00          1.650000         85,250.00           0.00               0.00        85,250.00
      MV-2          45,000,000.00          2.010000         77,887.50           0.00               0.00        77,887.50
       BV           35,000,000.00          3.160000         95,238.89           0.00               0.00        95,238.89
     MV3-1           3,372,000.00          1.995000          5,792.82           0.00               0.00         5,792.82
     MV3-2           2,529,000.00          2.655000          5,781.93           0.00               0.00         5,781.93
      BV-3             694,643.34          4.260000          2,548.18           0.00               0.00         2,548.18
     BF-IO                   0.00          0.000000              0.00           0.00               0.00             0.00
     BV-IO                   0.00          0.000000              0.00           0.00               0.00             0.00
     BV3-IO                  0.00          0.000000              0.00         650.51               0.00             0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Totals        307,074,563.23                        1,003,315.84         650.51               0.00     1,003,315.84

-------------------------------------------------------------------------
                       Net            Unscheduled
                    Prepayment          Interest               Interest
     Class        Int Shortfall        Adjustment                Paid
-------------------------------------------------------------------------
      AF-1               0.00                0.00                 0.00
      AF-2               0.00                0.00                 0.00
      AF-3               0.00                0.00            94,141.84
      AF-4               0.00                0.00           164,051.25
      AF-5               0.00                0.00           185,529.96
      AV-1               0.00                0.00            34,403.35
      AV-2               0.00                0.00            42,544.53
     AV3-1               0.00                0.00                64.95
     AV3-2               0.00                0.00             3,980.64
-------------------------------------------------------------------------
      MF-1               0.00                0.00            64,125.00
      MF-2               0.00                0.00            67,500.00
       BF                0.00                0.00            74,475.00
      MV-1               0.00                0.00            85,250.00
      MV-2               0.00                0.00            77,887.50
       BV                0.00                0.00            95,238.89
     MV3-1               0.00                0.00             5,792.82
     MV3-2               0.00                0.00             5,781.93
      BV-3               0.00                0.00             2,548.18
     BF-IO               0.00                0.00             6,076.04
     BV-IO               0.00                0.00           645,080.23
     BV3-IO              0.00                0.00            35,915.35
-------------------------------------------------------------------------
     Totals              0.00                0.00         1,690,387.46
-------------------------------------------------------------------------

        THE                                                                                          Distribution Date:  9/25/03
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312

                                               Current Payment Information
                                                   Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                                                Original             Beginning Cert.
                                              Certificate               Notional                Principal          Interest
      Class               Cusip                 Balance                  Balance              Distribution       Distribution
-----------------------------------------------------------------------------------------------------------------------------------
       AF-1             126671HN9            139,679,000.00              0.000000000            0.000000000       0.000000000
       AF-2             126671HP4             38,323,000.00              0.000000000            0.000000000       0.000000000
       AF-3             126671HQ2             42,448,000.00            314.583793027           74.600103086       2.217815741
       AF-4             126671HR0             22,550,000.00          1,000.000000000            0.000000000       7.275000000
       AF-5             126671HS8             30,000,000.00            913.940706120           25.544521141       6.184332111
       AV-1             126671HW9            460,000,000.00             64.815504715           12.156945985       0.074789891
       AV-2             126671JH0            400,000,000.00             93.573023528           13.300023293       0.106361337
      AV3-1             126671JA5              9,373,000.00              4.446119479            0.127441588       0.006929771
      AV3-2             126671JG2             38,967,000.00             73.683650323           14.930776555       0.102154194
-----------------------------------------------------------------------------------------------------------------------------------
       MF-1             126671HT6              9,000,000.00          1,000.000000000            0.000000000       7.125000000
       MF-2             126671HU3              9,000,000.00          1,000.000000000            0.000000000       7.500000000
        BF              126671HV1              9,000,000.00          1,000.000000000            0.000000000       8.275000000
       MV-1             126671HX7             60,000,000.00          1,000.000000000            0.000000000       1.420833333
       MV-2             126671HY5             45,000,000.00          1,000.000000000            0.000000000       1.730833333
        BV              126671HZ2             35,000,000.00          1,000.000000000            0.000000000       2.721111111
      MV3-1             126671JB3              3,372,000.00          1,000.000000000            0.000000000       1.717916667
      MV3-2             126671JC1              2,529,000.00          1,000.000000000            0.000000000       2.286250000
       BV-3             126671JD9              1,968,520.00            352.875935881            0.000000000       1.294466558
      BF-IO                 NA                         0.00              0.000000000            0.000000000       0.000000000
      BV-IO                 NA                         0.00              0.000000000            0.000000000       0.000000000
      BV3-IO                NA                         0.00              0.000000000            0.000000000       0.000000000
-----------------------------------------------------------------------------------------------------------------------------------
      Totals                               1,356,209,520.00            226.421182495           11.375946808       1.246405836
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------
                          Ending Cert.                Pass
                            Notional                 Through
      Class                 Balance                 Rate (%)
---------------------------------------------------------------
       AF-1                0.000000000                 8.180000
       AF-2                0.000000000                 8.210000
       AF-3              239.983689941                 8.460000
       AF-4            1,000.000000000                 8.730000
       AF-5              888.396184979                 8.120000
       AV-1               52.658558730                 1.340000
       AV-2               80.273000236                 1.320000
      AV3-1                4.318678118                 1.810000
      AV3-2               58.752873714                 1.610000
---------------------------------------------------------------
       MF-1            1,000.000000000                 8.550000
       MF-2            1,000.000000000                 9.000000
        BF             1,000.000000000                 9.930000
       MV-1            1,000.000000000                 1.650000
       MV-2            1,000.000000000                 2.010000
        BV             1,000.000000000                 3.160000
      MV3-1            1,000.000000000                 1.995000
      MV3-2            1,000.000000000                 2.655000
       BV-3              352.875935881                 4.260000
      BF-IO                0.000000000                 0.000000
      BV-IO                0.000000000                 0.000000
      BV3-IO               0.000000000                 0.000000
----------------------------------------------------------------
      Totals             215.045235687
----------------------------------------------------------------

        THE
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312


Pool Level Data

Distribution Date                                                                                                  9/25/03
Cut-off Date                                                                                                       5/ 1/00
Determination Date                                                                                                 9/ 1/03
Accrual Period 30/360                            Begin                                                             8/ 1/03
                                                 End                                                               9/ 1/03
Number of Days in 30/360 Accrual Period                                                                            30

Accrual Period Actual Days                       Begin                                                             8/25/03
                                                 End                                                               9/25/03
Number of Days in Actual Accrual Period                                                                            31


------------------------------------------------------------------------------------------
                                Collateral Information
------------------------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                                 300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                     96,321,674.03
Ending Aggregate Pool Stated Principal Balance                                                                        92,388,713.22

Beginning Aggregate Loan Count                                                                                                 1504
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  50
Ending Aggregate Loan Count                                                                                                    1454

Beginning Weighted Average Loan Rate (WAC)                                                                               10.483598%
Ending Weighted Average Loan Rate (WAC)                                                                                  10.489822%

Beginning Net Weighted Average Loan Rate                                                                                  9.983598%
Ending Net Weighted Average Loan Rate                                                                                     9.989822%

Weighted Average Maturity (WAM) (Months)                                                                                        262

Servicer Advances                                                                                                        214,032.30

Aggregate Pool Prepayment                                                                                              3,527,307.77
Pool Prepayment Rate                                                                                                    38.5080 CPR


Group 2
-------

Cut-Off Date Balance                                                                                                 534,840,000.32

Beginning Aggregate Pool Stated Principal Balance                                                                    113,613,315.09
Ending Aggregate Pool Stated Principal Balance                                                                       108,142,441.09

Beginning Aggregate Loan Count                                                                                                 1204
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  49
Ending Aggregate Loan Count                                                                                                    1155


                                                                                  Page 1




        THE
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312


Group 2
-------

Beginning Weighted Average Loan Rate (WAC)                                                                              10.065816%
Ending Weighted Average Loan Rate (WAC)                                                                                 10.077364%

Beginning Net Weighted Average Loan Rate                                                                                 9.564555%
Ending Net Weighted Average Loan Rate                                                                                    9.576040%

Weighted Average Maturity (WAM) (Months)                                                                                       319

Servicer Advances                                                                                                       350,615.84

Aggregate Pool Prepayment                                                                                             4,875,266.87
Pool Prepayment Rate                                                                                                   44.2668 CPR


Group 3
-------

Cut-Off Date Balance                                                                                                465,160,000.34

Beginning Aggregate Pool Stated Principal Balance                                                                   108,631,026.50
Ending Aggregate Pool Stated Principal Balance                                                                      103,189,696.03

Beginning Aggregate Loan Count                                                                                                1308
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 53
Ending Aggregate Loan Count                                                                                                   1255

Beginning Weighted Average Loan Rate (WAC)                                                                              10.044648%
Ending Weighted Average Loan Rate (WAC)                                                                                 10.045520%

Beginning Net Weighted Average Loan Rate                                                                                 9.545101%
Ending Net Weighted Average Loan Rate                                                                                    9.545997%

Weighted Average Maturity (WAM) (Months)                                                                                       319

Servicer Advances                                                                                                       306,428.42

Aggregate Pool Prepayment                                                                                             4,034,649.14
Pool Prepayment Rate                                                                                                   45.6123 CPR


Group 4
-------

Cut-Off Date Balance                                                                                                 10,392,481.60

Beginning Aggregate Pool Stated Principal Balance                                                                     1,463,935.05
Ending Aggregate Pool Stated Principal Balance                                                                        1,462,783.35

Beginning Aggregate Loan Count                                                                                                   5
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  0


                                                                                  Page 2


        THE
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312


Group 4
-------

Ending Aggregate Loan Count                                                                                                      5

Beginning Weighted Average Loan Rate (WAC)                                                                               9.032700%
Ending Weighted Average Loan Rate (WAC)                                                                                  9.032723%

Beginning Net Weighted Average Loan Rate                                                                                 8.532700%
Ending Net Weighted Average Loan Rate                                                                                    8.532723%

Weighted Average Maturity (WAM) (Months)                                                                                       315

Servicer Advances                                                                                                         4,452.53

Aggregate Pool Prepayment                                                                                                     0.00
Pool Prepayment Rate                                                                                                    0.0000 CPR


Group 5
-------

Cut-Off Date Balance                                                                                                 45,817,038.40

Beginning Aggregate Pool Stated Principal Balance                                                                     8,389,482.17
Ending Aggregate Pool Stated Principal Balance                                                                        7,807,631.79

Beginning Aggregate Loan Count                                                                                                  95
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  7
Ending Aggregate Loan Count                                                                                                     88

Beginning Weighted Average Loan Rate (WAC)                                                                               9.734769%
Ending Weighted Average Loan Rate (WAC)                                                                                  9.693688%

Beginning Net Weighted Average Loan Rate                                                                                 9.234769%
Ending Net Weighted Average Loan Rate                                                                                    9.193688%

Weighted Average Maturity (WAM) (Months)                                                                                       316

Servicer Advances                                                                                                        22,541.56

Aggregate Pool Prepayment                                                                                               554,371.01
Pool Prepayment Rate                                                                                                   57.4513 CPR






Certificate Account

Beginning Balance                                                                                                             0.00


                                                                                  Page 3


        THE
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312


Deposit
Payments of Interest and Principal                                                                                   16,024,094.25
Liquidation Proceeds                                                                                                  1,210,383.02
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.00
                                                                                                                     --------------
Total Deposits                                                                                                       17,234,477.27


Withdrawals
Reimbursement of Servicer Advances                                                                                            0.00
Payment of Master Servicer Fees                                                                                         126,259.51
Payment of Sub Servicer Fees                                                                                                205.56
Payment of Other Fees                                                                                                         0.00
Payment of Insurance Premium(s)                                                                                               0.00
Payment of Personal Mortgage Insurance                                                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                              0.00
Payment of Principal and Interest                                                                                    17,118,554.88
                                                                                                                     --------------
Total Withdrawals                                                                                                    17,245,019.95

Ending Balance                                                                                                          -10,542.68


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                10,581.92
Compensation for Gross PPIS from Servicing Fees                                                                          10,581.92
Other Gross PPIS Compensation                                                                                                 0.00
                                                                                                                      -------------
Total Net PPIS (Non-Supported PPIS)                                                                                          -0.00


Master Servicing Fees Paid                                                                                              126,259.51
                                                                                                                      -------------
Total Fees                                                                                                              126,259.51


------------------------------------------------------------------------------------------
                                Delinquency Information
------------------------------------------------------------------------------------------

Group 1
-------


                                                                            Page 4

        THE
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312


Delinquency                                        30-59 Days           60-89 Days           90+ Days                  Totals
-----------                                        ----------           ----------           --------                  ------
Scheduled Principal Balance                       3,635,724.99         1,289,897.49        7,097,744.40            12,023,366.88
Percentage of Total Pool Balance                     3.935248%            1.396163%           7.682480%               13.013891%
Number of Loans                                             55                   21                 106                      182
Percentage of Total Loans                            3.782669%            1.444292%           7.290234%               12.517194%

Foreclosure
-----------

Scheduled Principal Balance                                                                                        7,324,271.88
Percentage of Total Pool Balance                                                                                      7.927670%
Number of Loans                                                                                                             111
Percentage of Total Loans                                                                                             7.634113%

REO
---

Scheduled Principal Balance                                                                                        1,665,991.12
Percentage of Total Pool Balance                                                                                      1.803241%
Number of Loans                                                                                                              32
Percentage of Total Loans                                                                                             2.200825%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                              145,522.83
Additional Gains (Recoveries)/Losses                                                                                   ( 708.14)
Total Realized Losses                                                                                              7,635,927.35

Group 2
-------

Delinquency                                        30-59 Days           60-89 Days           90+ Days                  Totals
-----------                                        ----------           ----------           --------                  ------

Scheduled Principal Balance                       4,574,224.96         1,530,481.76        11,110,893.57           17,215,600.29
Percentage of Total Pool Balance                     4.229815%            1.415246%           10.274314%              15.919375%
Number of Loans                                             51                   15                  116                     182
Percentage of Total Loans                            4.415584%            1.298701%           10.043290%              15.757576%

Foreclosure
-----------

Scheduled Principal Balance                                                                                        15,694,082.20
Percentage of Total Pool Balance                                                                                      14.512417%
Number of Loans                                                                                                              150
Percentage of Total Loans                                                                                             12.987013%

REO
---

Scheduled Principal Balance                                                                                         5,017,488.29
Percentage of Total Pool Balance                                                                                       4.639703%
Number of Loans                                                                                                               52
Percentage of Total Loans                                                                                              4.502165%

                                                  Page 5




        THE
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312


Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                               286,524.35
Additional Gains (Recoveries)/Losses                                                                               (   3,350.02)
Total Realized Losses                                                                                              12,807,564.01

Group 3


Delinquency                                        30-59 Days           60-89 Days           90+ Days                  Totals
-----------                                        ----------           ----------           --------                  ------

Scheduled Principal Balance                       6,274,996.15         1,648,263.99        10,436,785.52           18,360,045.66
Percentage of Total Pool Balance                     6.081030%            1.597315%           10.114174%              17.792518%
Number of Loans                                             80                   19                  112                     211
Percentage of Total Loans                            6.374502%            1.513944%            8.924303%              16.812749%

Foreclosure
-----------

Scheduled Principal Balance                                                                                        11,239,233.91
Percentage of Total Pool Balance                                                                                      10.891818%
Number of Loans                                                                                                              135
Percentage of Total Loans                                                                                             10.756972%

REO
---

Scheduled Principal Balance                                                                                         3,350,095.29
Percentage of Total Pool Balance                                                                                       3.246541%
Number of Loans                                                                                                               42
Percentage of Total Loans                                                                                              3.346614%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                               512,077.30
Additional Gains (Recoveries)/Losses                                                                                 ( 5,948.45)
Total Realized Losses                                                                                              11,696,504.25

Group 4
-------

Delinquency                                        30-59 Days           60-89 Days           90+ Days                  Totals
-----------                                        ----------           ----------           --------                  ------

Scheduled Principal Balance                         261,369.28                 0.00               0.00                261,369.28
Percentage of Total Pool Balance                    17.867942%            0.000000%          0.000000%                17.867942%
Number of Loans                                              1                    0                  0                         1
Percentage of Total Loans                           20.000000%            0.000000%          0.000000%                20.000000%


                                               Page 6




        THE
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312


Foreclosure
-----------

Scheduled Principal Balance                                                                                           255,828.15
Percentage of Total Pool Balance                                                                                      17.489135%
Number of Loans                                                                                                                1
Percentage of Total Loans                                                                                             20.000000%

REO
---

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

Group 5
-------


Delinquency                                        30-59 Days           60-89 Days           90+ Days                  Totals
-----------                                        ----------           ----------           --------                  ------

Scheduled Principal Balance                          89,808.76           187,226.17         735,843.46              1,012,878.39
Percentage of Total Pool Balance                     1.150269%            2.397989%          9.424669%                12.972927%
Number of Loans                                              2                    3                  6                        11
Percentage of Total Loans                            2.272727%            3.409091%          6.818182%                12.500000%

Foreclosure
-----------

Scheduled Principal Balance                                                                                         1,167,894.72
Percentage of Total Pool Balance                                                                                      14.958373%
Number of Loans                                                                                                               12
Percentage of Total Loans                                                                                             13.636364%

REO
---

Scheduled Principal Balance                                                                                           344,006.27
Percentage of Total Pool Balance                                                                                       4.406026%
Number of Loans                                                                                                                3
Percentage of Total Loans                                                                                              3.409091%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                21,868.62
Additional Gains (Recoveries)/Losses                                                                                   ( 980.39)


                                                              Page 7


        THE
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312


Total Realized Losses                                                                                                 881,366.14




------------------------------------------------------------------------------------------
                                Group1 Subordination Detail
------------------------------------------------------------------------------------------

Beginning Aggregate Pool Stated Principal Balance Group 1                                                          96,321,674.03
Ending Aggregate Pool Stated Principal Balance Group 1                                                             92,388,713.22

Beginning Aggregate Stated Certificate Principal Balance Group 1                                                   90,321,674.03
Ending Aggregate Stated Certificate Principal Balance Group 1                                                      86,388,713.22

Overcollateralization Amount Group 1                                                                                6,000,000.00
Required Overcollateralization Amount Group 1                                                                       6,000,000.00

Net Excess Spread                                                                                                     151,541.04
Has Trigger Event Occurred                                                                                                   YES


------------------------------------------------------------------------------------------
                                Group 2 Subordination Detail
------------------------------------------------------------------------------------------

Beginning Aggregate Stated Pool Principal Balance Group 2 & 3 (Subgroup 2A & 2B)                                  222,244,341.59
Ending Aggregate Stated Pool Principal Balance Group 2 & 3 (Subgroup 2A & 2B)                                     211,332,137.12

Beginning Aggregate Stated Certificate Principal Balance Group 2 & 3 (Subgroup 2A &                               207,244,341.58
2B)
Ending Aggregate Stated Certificate Principal Balance Group 2 & 3 (Subgroup 2A & 2B)                              196,332,137.11

Overcollateralization Amount Group 2 & 3 (Subgroup 2A & 2B)                                                        15,000,000.01
Required Overcollateralization Amount Group 2 & 3 (Subgroup 2A & 2B)                                               15,000,000.01

Net Excess Spread                                                                                                   1,434,177.66
Has Trigger Event Occurred                                                                                                   YES


------------------------------------------------------------------------------------------
                                Group 3 Subordination Detail
------------------------------------------------------------------------------------------

Beginning Aggregate Stated Pool Principal Balance Group 4 & 5 (Subgroup 3A & 3B)                                    9,853,417.22
Ending Aggregate Stated Pool Principal Balance Group 4 & 5 (Subgroup 3A & 3B)                                       9,270,415.14


                                                                                    Page 8


        THE
       BANK OF
        NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                      CWABS, INC.
Officer:   Courtney Bartholomew
           212-815-3236                         Asset-Backed Certificates
                                                     Series 2000-2
Associate: Sean O'Connell
           212-815-6312


------------------------------------------------------------------------------------------
                                Group 3 Subordination Detail
------------------------------------------------------------------------------------------

Beginning Aggregate Stated Certificate Principal Balance Group 4& 5 (Subgroup 3A & 3B)                              9,508,547.62
Ending Aggregate Stated Certificate Principal Balance Group 4 & 5 (Subgroup 3A & 3B)                                8,924,565.15

Overcollateralization Amount Group 4 & 5 (Subgroup 3A & 3B)                                                           345,849.99
Required Overcollateralization Amount Group 4 & 5 (Subgroup 3A & 3B)                                                  983,666.60

Net Excess Spread                                                                                                      56,803.39
Has Trigger Event Occurred                                                                                                   YES




                                                                                    Page 9